UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Icagen, Inc. (“Icagen” or the “Company”) established 2007 bonus targets for the Company’s executive officers. On February 12, 2007, the Compensation Committee revised the 2007 bonus targets for Richard D. Katz, M.D., Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer of the Company, and Edward P. Gray, J.D., Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary of the Company, to increase their bonus targets from 20% to 30% of base salary, and the 2007 bonus targets, as revised, for the Company’s executive officers are as follows:

Executive Officer	Bonus Targets for 2007
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	Up to 30% of base salary

Richard D. Katz, M.D., Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	Up to 30% of base salary

Edward P. Gray, J.D., Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	Up to 30% of base salary

Seth V. Hetherington, Senior Vice President, Clinical and Regulatory Affairs	Up to 30% of base salary

Target bonuses for Dr. Wagoner, Dr. Katz, Mr. Gray and Dr. Hetherington for 2007 will be based on the achievement of specified corporate performance objectives and, in the case of Dr. Wagoner, individual performance objectives. The corporate performance objectives include progression of preclinical and clinical development programs, increasing awareness of Icagen within the investment community, achievement of corporate and business development objectives, timely, effective and efficient completion of public company reporting obligations, completing and maintaining policies and procedures for internal controls and compliance obligations and further developing the Company’s intellectual property portfolio to build value in a cost-effective manner. 80% of Dr. Wagoner’s target bonus will be based on corporate performance objectives as described above and 20% of her target bonus will be based on individual performance objectives. Dr. Wagoner’s individual performance objectives include strengthening Icagen’s management team, especially in the areas of research and development and general and administrative, and assisting the Nominating/Corporate Governance Committee in the continual development of high performance standards for Icagen’s board of directors and its committees.

The specified performance criteria did not change from the criteria approved by the Compensation Committee on January 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: February 16, 2007	By:	/s/ P. Kay Wagoner
P. Kay Wagoner, Ph.D. Chief Executive Officer and President